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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

          Date of Report (Date of earliest event reported): May 1, 2002

                           THE COOPER COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

        Delaware                            1-8597                               94-2657368
(State or other jurisdiction        (Commission File Number)        (IRS Employer Identification No.)
    of incorporation)
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       6140 Stoneridge Mall Road, Suite 590, Pleasanton, California 94588
                    (Address of principal executive offices)

                                 (925) 460-3600
              (Registrant's telephone number, including area code)

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ITEM 5.  Other Events.

On May 1, 2002, The Cooper Companies, Inc. (the "Company") entered into a $225 million secured credit facility (the "Facility") with KeyBank as agent for a syndicate of eleven banks. The Facility is comprised of a $75 million five-year term loan with an interest only payment in the first year, then fully amortizing in the next four years, and a $150 million three-year revolving credit facility.
The Company plans to use the Facility for general corporate purposes and capital expenditures. Coincident with the closing, the Company paid off $62 million under its existing line of credit and 'L'44 million in notes owed to Biocompatibles International plc as a result of its purchase of Biocompatibles
Eyecare, Inc., completed on February 28, 2002. $21 million of the revolving credit facility is reserved to retire loans due to note holders of Aspect Vision
Care, Ltd., a contact lens business that the Company purchased in December 1997.
An additional $44 million is temporarily reserved until certain British statutory procedures have been completed, which is expected to occur within the month. The Facility is secured by a first lien on substantially all of the Company's assets.

Interest rates under the Facility are based on LIBOR plus additional basis points predicated on the Company's ratio of debt to its earnings before interest, taxes, depreciation and amortization (EBITDA.) The additional basis points range from 125 to 225 basis points for the term loan and from 100 to 200 basis points for the revolver. The additional basis points were initially set at 225 and 200, respectively, through June 30, 2002. Effective July 1, 2002, these rates may be reduced, based on the Company's ratio of debt to EBITDA for the 12 months ending April 30, 2002. Thereafter, rates will be potentially adjusted on the first day of October, January, April and July. At the Company's option, it can choose to pay a base rate that is a range above the prime rate.

The Facility limits the Company's debt to no more than 50 percent of total capitalization, dividends to $1.25 million per quarter and requires the ratio of EBITDA to fixed charges (as defined in the agreement) to be at least 1.3 to 1.

On May 2, 2002, the Company issued a press release reporting on the closing of the Facility. This release is filed as an exhibit hereto and is incorporated herein by reference.

Any Internet addresses provided in the press release filed herewith are for information purposes only and are not intended to be hyperlinks. Accordingly, no information in any of these Internet addresses is included herein.

Forward-Looking Statements

Some of the information included in this report contains "forward-looking statements" as defined by the Private Securities Litigation Reform Act of 1995.
Forward-looking statements include all statements regarding anticipated growth in our revenue, anticipated market conditions and results of operations. To identify forward-looking statements look for words like "believes," "expects,"
"may," "will," "should," "seeks," "intends," "plans," "estimates" or
"anticipates" and similar words or phrases. Discussions of strategy, plans or intentions often contain forward-looking statements. These, and all forward-looking statements, necessarily depend on assumptions, data or methods that may be incorrect or imprecise.

Events, among others, that could cause actual results and future actions to differ materially from those described in forward-looking statements include major changes in business conditions, a major disruption in the operations of our manufacturing facilities, new competitors or technologies,






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the impact of an undetected virus on our computer systems, acquisition integration delays or costs, increases in interest rates, foreign currency exchange exposure, investments in research and development and other start-up projects, dilution to earnings per share from acquisitions or issuing stock, regulatory issues, changes in tax laws, significant environmental cleanup costs above those already accrued, litigation costs including any related settlements, cost of business divestitures, the requirement to provide for a significant liability or to write off a significant asset, changes in accounting principles or estimates, and other factors described in our Securities and Exchange
Commission filings, including the "Business" section in our Annual Report on Form 10-K for the year ended October 31, 2001. We caution investors that forward-looking statements reflect our analysis only on their stated date. We disclaim any intent to update them except as required by law.

ITEM 7.  Financial Statements and Exhibits.

         (c) Exhibits.

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
Exhibit
  No.          Description
-------        -----------
99.1           Press Release dated May 2, 2002 of The Cooper Companies, Inc.






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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          THE COOPER COMPANIES, INC.

                                          By   /s/ Stephen C. Whiteford
                                             --------------------------------
                                               Stephen C. Whiteford
                                               Vice President and
                                               Corporate Controller
                                               (Principal Accounting Officer)

Dated: May 9, 2002






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                                  EXHIBIT INDEX

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
Exhibit                                                                    Sequentially
  No.             Description                                              Numbered Page
-------           -----------                                              -------------
99.1              Press Release dated May 2, 2002 of The Cooper
                  Companies, Inc.
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                          STATEMENT OF DIFFERENCES

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